Exhibit 10.1

July 31, 2018

CONFIDENTIAL

Dave Briskie
Youngevity International, Inc.
2400 Boswell Road
Chula Vista, CA 91914

Dear Mr. Briskie:

This letter (the "Agreement") confirms Corinthian Partners, LLC ("CP") engagement as an exclusive placement agent for Youngevity International, Inc. (“Youngevity”), a Delaware corporation, in connection with the proposed Capital Raise (the ''Offering") of up to Three Million dollars ($3,000,000), or more as agreed, of the Company's securities (the "Securities") as outlined in the Convertible Preferred Stock Term Sheet, Share Purchase Agreement, and associated documents dated on or about August 1, 2018 (the "Term Sheet"). It is anticipated that the Securities will be sold only to "accredited investors" (the "Investors"), as such term is defined in Rule 501(a) of Regulation D, promulgated under the United States Securities Act of 1933, as amended, pursuant to an exemption from registration under Rule 506 of Regulation D.

Subject to the terms and conditions of this Agreement, the Company hereby appoints CP to act on a best efforts basis as its exclusive placement agent to privately place the Securities in an amount and on terms and conditions satisfactory to the Company. CP hereby accepts such engagement and agrees to use its best efforts to privately place the Securities with potential Investors. The Company shall promptly refer to CP all offers, inquiries and proposals relating to any placement of the Securities made at any time during the Term (as defined below).

1. Services to be Rendered. In connection with the Offering, as requested, CP will assist the Company in structuring the proposed Offering, identifying, contacting and evaluating potential purchasers, preparing executive summaries or business plans, facilitating potential purchasers due diligence investigations, analyzing and advising on the financial implications of offers, preparing and making presentations to the Company's Board of Directors, formulating negotiation strategies and conducting negotiations, as appropriate, and in such other matters as may be agreed upon from time to time by CP and the Company (the ''Services").

In connection with this Agreement, the Company agrees to keep CP up to date and apprised of all material business, market and current legal practices and developments related to the Company and its operations and management. CP shall devote such time and effort, as it deems commercially reasonable under the circumstances in rendering the Services. CP cannot guarantee results on behalf of the Company, but shall use its best efforts to pursue all avenues that it deems reasonable through its network of contacts. CP will post the Offering on its web portal, https://ignitionfunding.com/.

2. Compensation. For CP's services hereunder, the Company agrees to pay CP the fees outlined below upon closing of a sale of any of the Securities (in each instance, a "Closing"):

(a) a placement fee equal to five percent (5.0%) of the gross purchase price paid for the Securities, payable in full, in cash, at a Closing for the sale of any of the Securities, and a non-accountable expense allowance equal to two percent (2.00%) of the gross proceeds of the Offering.

(b) the Company shall issue to CP, or its permitted assigns, warrants (the "PA Warrants") of the Company equal to ten percent (10%) of the warrants issued to investors pursuant to the Offering, if and when the warrants are issued to the investors. The PA Warrants shall be transferable by CP to its permitted assigns, representatives and agents.

(c) Notwithstanding anything to the contrary contained herein no placement fee or PA Warrants shall be paid or issued to CP with respect to any Securities sold to the Company’s officers, directors, shareholders who not are already existing clients of CP, or any of the individuals or entities set forth on Exhibit B hereto. An Escrow Account (the "Escrow Account") with a third-party agent approved by the parties hereto will be used for each closing during the Term. All consideration due CP shall be paid to CP directly from such escrow. Any fee charged by the escrow agent in the performance of its duties as escrow agent shall be borne by the Company.

In the event there are multiple partial closings prior to the final closing of the Transaction, the Company shall pay CP a pro-rata portion of the cash portion of the Transaction Fee and shall issue to CP, or its designees, a pro-rata portion of the PA Warrants as soon as is practicable when earned.

3. RESERVED

4. Information. The Company will furnish CP such information with respect to the Company and access to such Company personnel and representatives, including the Company's auditors and counsel, as CP may request in order to permit CP to advise the Company and to assist the Company in preparing offering materials for use in connection with the Offering (including, but not limited to: a business plan; executive summary; three (3) year historical income statement, statement of cash flows, and balance. sheet;; use of proceeds statement; investor presentation; valuation analysis) (collectively, the "Offering Materials"). The Company will be solely responsible for the contents of the Offering Materials and other information provided to investors in connection with the Offering. The Company represents and warrants to CP that the Offering Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to advise CP promptly upon the Company becoming aware of the occurrence of any event or change in circumstance that results or might reasonably be expected to result in the Offering Materials containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company authorizes CP to provide the Offering Materials to investors in connection with the Offering. The Company and CP shall have the right to approve every form of letter, circular, notice, memorandum or other written communication from the Company or any person acting on its behalf in connection with the Offering.

5. Termination and Survival. The term of our engagement hereunder shall be for a period commencing on the date hereof and expiring on the earlier of the final closing of a Transaction, unless sooner terminated or extended pursuant to the following sentences (the "Term"). This Agreement may be terminated prior to expiration of the Term, by CP or Youngevity for any reason at any time upon fifteen (15) days prior written notice. Notwithstanding the foregoing, it is understood that the provisions of paragraphs 2 (to the extent fees are payable prior to termination}, Paragraph 2(c) (to the extent fees are payable after termination), 3 (to the extent expenses have been incurred prior to termination), and sections 6 through 18 of this Agreement shall remain operative and in full force and effect regardless of any termination or expiration of this Agreement. In the event of termination, CP shall be immediately paid in full on all items of compensation and expenses payable to CP pursuant hereto, as of the date of termination.

6. [RESERVED]

7. Confidentiality of Advice. Except as otherwise provided in this paragraph, any written or other advice rendered by CP pursuant to its engagement hereunder are solely for the use and benefit of the Company's executive management team and Board of Directors and shall not be publicly disclosed in whole or in part, in any manner or summarized, excerpted from or otherwise publicly referred to or made available to third parties, other than representatives and agents of the Company's executive management team and Board of Directors who also shall not disclose such information, in each case, without CPs prior approval,. unless in the opinion of counsel ..and after consultation with CP, such disclosure is required by law. In addition, other than in connection with discussions with potential Investors with respect to potential sales of Securities or as required by law, CP may not be otherwise publicly referred to without its prior written consent. The Company acknowledges that CP and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict CP in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company's business and properties and that might compromise confidential information delivered by the Company to CP. CP agrees to maintain the confidentiality of all non-public information provided to it by the Company and not to use such information for any purpose other than in accordance with disclosures approved by the Company.

8. Obligations Limited. CP shall have no obligation to make any independent appraisals of assets or liabilities or any independent verification of the accuracy or completeness of any information provided it in the course of this engagement and shall have no liability in regard thereto.

9. Third Party Beneficiaries. This Agreement is made solely for the benefit of the Board of Directors of the Company, CP and other Indemnified Persons (as defined herein), and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right under or by virtue of this Agreement.

10. Representations and Warranties. The Company represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal valid and binding obligation of the Company.

 CP represents that it is a FINRA licensed broker-dealer in good standing with the SEC and each state securities authority in which it offers or sells securities and has an anti-money laundering program in place reasonably designed to comply with Section 352 of the USA Patriot Act, NASO Rule 3011, and NYSE Rule 445. CP's anti-money laundering program includes: (i) Anti-Money Laundering/"Know Your Customer" policies and procedures (ii) the designation of an Anti-Money Laundering Compliance Officer; (iii} recording-keeping and reporting practices in accordance with applicable law; (iv) reporting of suspicious. activity to government authorities in accordance with applicable law; (v) anti-money laundering training; and (vi) independent testing for compliance. CP will provide such periodic reports or certifications to the Company regarding this program as the Company may reasonably request. CP’s web portal, https://ignitionfunding.com/, complies in all respects with applicable law. Insofar as the offering shall be made pursuant to Rule 506(c), CP shall have verified that each investor in the Offering is an accredited investor under Rule 506 (c) of the Securities Act of 1933, and shall have taken the following action to satisfy the requirements of Rule 506(c): (i) reviewed an IRS form provided by the investor that reports such investor’s income for the two most recent years as meeting an accredited investor status and received a written representation from the investor that it reasonably expects to reach the income level required to qualify as an accredited investor in the current year; (ii) reviewed one or more documents dated within the past three months to confirm assets as well as a report from a national consumer reporting agency to confirm liabilities of the investor and received a written representation from the investor that it has disclosed all liabilities necessary to make a net worth determination; and (iii) obtained a written representation from a regsitered broker-dealer, registered investment advisor, licensed attorney or certified public accountant that has been verified to be an independent third party that has determined that the purchaser is an accredited investor.

12.     Indemnification. In connection with and as part of the engagement contemplated herein, each party agrees to indemnify, defend and hold the other party harmless in accordance with the indemnification rider attached hereto as Exhibit A.

13. Non-Circumvention. The Company agrees not to circumvent, avoid, bypass, or obviate directly or indirectly, the intent of this Agreement, including that the Company shall not permit its subsidiaries and its other affiliated entities to sell securities with the effect of avoiding payment of fees under this Agreement. The Company agrees that during the term of this Agreement and for a period of six (6) months after the termination of this Agreement not to accept any financing upon the terms set forth in the Term Sheet from any third party whom CP first introduces to the Company via an in person, a telephonic meeting or through CP’s web portal, https://ignitionfunding.com/, or who is a current client of CP and otherwise becomes an investor in the Company by reason of CP’s investment advice (which would exclude by definition, and require more than, an “email blast” by CP to its clients), without the consent of CP, unless for each business opportunity accepted by the Company from a third party introduced by CP or otherwise, the Company remits a term sheet providing for compensation to CP in accordance herewith, or which otherwise provides for compensation structure agreeable to CP, in its sole discretion.

14. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL, AND AGREES NOTTO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15. Legal Fees and Costs. If a legal action is initiated by any party to this Agreement against another; arising out of or relating to the alleged performance or non performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his, her or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence and producing documents or taking any other action in respect of such action shall be the joint and several obligation of the unsuccessful party(ies) and shall be paid or reimbursed by the unsuccessful party(ies).

16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

17. Future Advertisements. The Company agrees that CP has the right to place advertisements describing its services to the Company under this Agreement in its own marketing materials as well as financial and other newspapers and journals at its own expense following the final closing of the Offering.

18. Miscellaneous. (a) This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly cancelled; (b) Only an instrument in writing executed by the parties hereto may amend this Agreement; (c) The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature; (d) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall: constitute one (1) instrument; (e) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights and obligations of the parties under this Agreement may not be assigned or delegated without the prior written consent of both parties, and any purported assignment without such written consent shall be null and void.

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If the foregoing correctly sets forth the understanding between CP and the Company, please so indicate in the space provided below for that purpose within five business (5) days of the date hereof or this Agreement shall be withdrawn and become null and void. The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

Corinthian Partners, LLC

By:
Date:
Name:
Principal

Youngevity Corporation

By:
Date:
Dave Briskie
President and CFO

EXHIBIT A

 INDEMNIFICATION AND CONTRIBUTION

For purposes of this Exhibit A unless the context otherwise requires, "CP" shall include CP, any affiliated entity, and each of their respective officers, directors, employees, partners and controlling persons within the meaning of the federal securities laws and the successors, assigns, heirs and personal representatives of the foregoing persons and the “Company shall include the Company, any affiliated entity, and each of their respective officers, directors, employees, partners and controlling persons within the meaning of the federal securities laws and the successors, assigns, heirs and personal representatives of the foregoing persons . Any capitalized terms used and not otherwise defined in this Exhibit A shall have the meanings ascribed to such capitalized terms in the agreement (the “Agreement”) to which this Exhibit A is attached.

The Company shall indemnify, defend and hold CP harmless against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, any legal or other expenses incurred in connection with investigating, preparing to defend or defending against any action, claim, suit or proceeding, whether commenced or threatened (collectively, “Claims”) and whether or not CP is a party thereto, or in appearing or preparing for appearance as a witness, based upon, relating to or arising out of or in connection with advice or services rendered or to be rendered pursuant to the Agreement, the transaction contemplated thereby or CP's actions or inactions in connection with any such advice, services or transaction (including, but not limited to, any liability arising out of (i) any misstatement or alleged misstatement of a material fact in any offering materials and (ii) any omission or alleged omission from any offering materials, including, without limitation of a ,material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading}, except to the extent that any such loss, claim, damage, liability, cost or expense results solely from the gross negligence or bad faith of CP in performing the services which are the subject of the Agreement. If for any reason the foregoing indemnification is unavailable to CP or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by CP as a result of suct1 loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its stockholders on the one hand and CP on the other hand, or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company and CP, as well as any relevant equitable considerations; provided, however, that, to the extent permitted by applicable law, CP shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received from the Company in connection with the engagement. No person guilty of fraudulent misrepresentation (as such term has been interpreted under Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative benefits to CP, on the one hand, and the Company and its stockholders, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its stockholders, as the case may be, pursuant to the potential transaction., whether or not consummated, contemplated by the engagement bears to (ii) all fees paid to CP by the Company in connection with the engagement. CP shall not have any liability to the Company in connection with the engagement, except to the extent of its gross negligence or willful misconduct.

CP shall indemnify, defend and hold the Company harmless against any Claims and whether or not the Company is a party thereto, or in appearing or preparing for appearance as a witness, based upon, relating to or arising out of or in connection with a breach of the terms of the Agreement by CP or CP’s gross negligence or willful misconduct. If for any reason the foregoing indemnification is unavailable to the Company or insufficient to hold it harmless, then CP shall contribute to the amount paid or payable by the Company as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its stockholders on the one hand and CP on the other hand, or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company and CP, as well as any relevant equitable considerations; provided, however, that, to the extent permitted by applicable law, the Company shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually paid by the Company in connection with the engagement. No person guilty of fraudulent misrepresentation (as such term has been interpreted under Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative benefits to CP, on the one hand, and the Company and its stockholders, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its stockholders, as the case may be, pursuant to the potential transaction., whether or not consummated, contemplated by the engagement bears to (ii) all fees paid to CP by the Company in connection with the engagement. CP shall not have any liability to the Company in connection with the engagement, except to the extent of its gross negligence or willful misconduct.

The indemnifying party also agrees to promptly upon demand reimburse the indemnified party for its reasonable legal and other expenses reasonably incurred by it for one legal counsel in connection with investigating, preparing to defend, or defending any lawsuits, investigations, claims or other proceedings in connection with any matter referred to in or otherwise contemplated by the Agreement; provided, however, that in the event a final judicial determination is made to the effect that the indemnified party is not entitled to indemnification hereunder, the indemnified party will remit to the indemnifying party any amounts that have been so reimbursed.

No party shall not be liable for any settlement of any action, claim, suit or proceeding (or for any related losses, damages, liabilities, costs or expenses) if such settlement is effectuated without its written consent, which shall not be unreasonably withheld. Each party further agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened action, claim, suit or proceeding in respect of which Indemnification or contribution may be sought hereunder (whether or not it is a party therein) unless the other party has obtained an unconditional release of such party, from all liability arising therefrom. The reimbursement, indemnity and contribution obligations of the parties set forth in this Agreement shall be in addition to a:ny liability which such party may otherwise have to the other party.

Any Indemnified Persons that are not signatories to this Agreement shall be deemed to be third party beneficiaries of this Agreement.